Exhibit 99.1

1550 Peachtree Street, N.W.  Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Jeff Dodge	Tim Klein
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8555
jeff.dodge@equifax.com	tim.klein@equifax.com

Equifax Reports Second Quarter 2009 Results

•                  Second quarter revenue was $455.4 million, up 1 percent over the first quarter of 2009.

•                  Second quarter EPS was $0.47 and second quarter adjusted EPS was $0.57.

ATLANTA, July 22, 2009 — Equifax Inc. (NYSE: EFX) today announced financial results for the quarter ended June 30, 2009.  The company reported revenue of $455.4 million in the second quarter of 2009, a 9 percent decrease from the second quarter of 2008, of which 4 percent was due to the unfavorable effect of foreign exchange rates.  Second quarter 2009 net income was $59.6 million, down from $70.8 million in the prior year.  Diluted earnings per share (“EPS”) for the second quarter of 2009 was $0.47 compared to $0.54 in the same period of the prior year.  On a non-GAAP basis, EPS, excluding the impact of acquisition-related amortization expense (“adjusted EPS”), was $0.57 compared to $0.64 in the second quarter of 2008.

“We continued to make good progress on our key strategic initiatives during the second quarter, including leveraging The Work Number and Tax Management Services businesses, innovating new products and expanding mortgage settlement services. For the quarter, TALX delivered strong year-over-year growth, while USCIS was generally consistent with our previous outlook aided by strong mortgage activity during much of the quarter,” said Richard F. Smith, Equifax’s Chairman and Chief Executive Officer. “However, our International results were adversely affected by weakening economic conditions, while Personal Solutions and North America Commercial Solutions were adversely impacted by the continuing recessionary environment and consumer caution in the U.S.  In the face of ongoing softness in the global economy and in demand for credit-related services, we continue to aggressively manage our expenses, diversify our revenue base and invest in our long-term growth strategy.  We believe these efforts will position us well for revenue growth when the economy begins to recover.”

Second Quarter 2009 Highlights

•                  Revenue grew 1 percent on a reported basis versus the first quarter of 2009.

•                  Operating margin was 23.5 percent compared to an adjusted operating margin of 24.5 percent in the first quarter of 2009, which excludes the impact of a restructuring charge recorded during the first quarter.

•                  Total debt at June 30, 2009, decreased $76.0 million from March 31, 2009.

U.S. Consumer Information Solutions (USCIS)

Total revenue was $211.0 million in the second quarter of 2009, flat when compared to the first quarter of 2009, but an 8 percent decrease from the second quarter of 2008.

•                  Online Consumer Information Solutions revenue was $134.8 million, down 11 percent from a year ago.

•                  Mortgage Solutions revenue was $28.6 million, up 60 percent from a year ago.

•                  Credit Marketing Services revenue was $27.4 million, down 23 percent from a year ago.

•                  Direct Marketing Services revenue was $20.2 million, down 15 percent from a year ago.

Operating margin for USCIS was 35.2 percent in the second quarter of 2009, down from 36.0 percent in the first quarter of 2009.  Second quarter 2008 operating margin was 38.0 percent.

International

Total revenue was $105.2 million in the second quarter of 2009, a 4 percent increase over the first quarter of 2009, but a 24 percent decrease from the second quarter of 2008.  In local currency, revenue was down 2 percent when compared to the first quarter of 2009 and down 8 percent when compared to the same period in the prior year.

•                  Latin America revenue was $47.0 million, down 8 percent in local currency and down 23 percent in U.S. dollars from a year ago.

•                  Europe revenue was $33.0 million, down 12 percent in local currency and down 29 percent in U.S. dollars from a year ago.

•                  Canada Consumer revenue was $25.2 million, down 3 percent in local currency and down 16 percent in U.S. dollars from a year ago.

Operating margin for International was 25.3 percent in the second quarter of 2009, down from 28.7 percent in the first quarter of 2009 and down from 30.6 percent in the second quarter of 2008.

TALX

Total revenue was $86.0 million in the second quarter of 2009, a 12 percent increase from the second quarter of 2008.

•                  The Work Number revenue was $39.0 million, up 23 percent from a year ago.

•                  Tax and Talent Management Services revenue was $47.0 million, up 4 percent from a year ago.  Tax Management Services revenue growth over the prior year more than offset a revenue decline in Talent Management Services.

Operating margin was 23.2 percent, up from 17.7 percent in the second quarter of 2008.

North America Personal Solutions

Total revenue was $37.5 million, a 3 percent decrease from the first quarter of 2009 and a 10 percent decrease from the second quarter of 2008. Operating margin was 21.5 percent, up from 15.5 percent in the first quarter of 2009, but down from 25.1 percent in the second quarter of 2008.

North America Commercial Solutions

Total revenue was $15.7 million, down 3 percent in local currency and down 1 percent in U.S. dollars from the first quarter of 2009. Revenue was down 5 percent in local currency and down 11 percent in U.S. dollars compared to the second quarter of 2008.  Operating margin was 15.4 percent, up from 14.4 percent in the first quarter of 2009, but down from 16.0 percent in the second quarter of 2008.

Third Quarter 2009 Outlook

Based on the current level of domestic and international business activity and current foreign exchange rates, adjusted EPS for the third quarter of 2009 is expected to be between $0.52 and $0.57.

About Equifax Inc.  (www.equifax.com)

Equifax empowers businesses and consumers with information they can trust. A global leader in information solutions, employment and income verification and human resources business process outsourcing services, we leverage one of the largest sources of consumer and commercial data, along with advanced analytics and proprietary technology, to create customized insights that enrich both the performance of businesses and the lives of consumers.

Customers have trusted Equifax for over 100 years to deliver innovative solutions with the highest integrity and reliability.  Businesses — large and small — rely on us for consumer and business credit intelligence, portfolio management, fraud detection, decisioning technology, marketing tools, HR/payroll services, and much more.  We empower individual consumers to manage their personal credit information, protect their identity and maximize their financial well-being.

Headquartered in Atlanta, Georgia, Equifax Inc. operates in the U.S. and 14 other countries throughout North America, Latin America and Europe. Equifax is a member of Standard & Poor’s (S&P) 500® Index. Our common stock is traded on the New York Stock Exchange under the symbol EFX.

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call tomorrow, July 23, 2009, at 8:30 a.m. (EDT) via a live audio webcast.  To access the webcast, go to the Investor Center of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast.  This press release is also available at that website.

Non-GAAP Financial Measures

This earnings release presents operating income and operating margin excluding a 2009 first quarter restructuring charge and diluted EPS excluding acquisition-related amortization expense and restructuring charge, both net of tax.  These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, operating margin or EPS as determined in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A.  This information can also be found under “Investors/GAAP/Non-GAAP Measures” on our website at www.equifax.com.

Forward-Looking Statements

Management believes certain statements in this earnings release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made.  Management does not undertake any obligation to update any forward-looking statements.

Actual results may differ materially from those expressed or implied.  Such differences may result from actions taken by Equifax, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), as well as from developments beyond Equifax’s control, including but not limited to changes in worldwide and U.S. economic conditions that materially impact consumer spending, consumer debt and employment, changes in demand for Equifax’s products and services, our ability to develop new products and services, pricing and other competitive pressures, our ability to achieve targeted cost efficiencies, risks relating to illegal third party efforts to access data, risks associated with our ability to complete and integrate acquisitions and other investments, changes in laws and regulations governing our business, including federal or state responses to identity theft concerns, and the outcome of our pending litigation.  Certain additional factors are set forth in Equifax’s Annual Report on Form 10-K for the year ended December 31, 2008 under Item 1A, “Risk Factors”, and our other filings with the Securities and Exchange Commission.

EQUIFAX

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	June 30,
(In millions, except per share amounts)	2009	2008
	(Unaudited)
Operating revenue	$455.4	$501.9
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	192.4	204.4
Selling, general and administrative expenses	116.7	131.8
Depreciation and amortization	39.1	38.0
Total operating expenses	348.2	374.2
Operating income	107.2	127.7
Interest expense	(14.5)	(17.3)
Other income, net	3.1	0.9
Consolidated income before income taxes	95.8	111.3
Provision for income taxes	(34.7)	(38.7)
Consolidated net income	61.1	72.6
Less: Net income attributable to noncontrolling interest	(1.5)	(1.8)
Net income attributable to Equifax	$59.6	$70.8
Basic earnings per common share	$0.47	$0.55
Weighted-average shares used in computing basic earnings per share	126.3	129.0
Diluted earnings per common share	$0.47	$0.54
Weighted-average shares used in computing diluted earnings per share	127.8	131.5
Dividends per common share	$0.04	$0.04

EQUIFAX

CONSOLIDATED STATEMENTS OF INCOME

	Six Months Ended
	June 30,
(In millions, except per share amounts)	2009	2008
	(Unaudited)
Operating revenue	$908.3	$1,005.0
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	381.4	410.6
Selling, general and administrative expenses	239.7	264.6
Depreciation and amortization	77.3	75.9
Total operating expenses	698.4	751.1
Operating income	209.9	253.9
Interest expense	(28.8)	(37.0)
Other income, net	5.5	1.2
Consolidated income before income taxes	186.6	218.1
Provision for income taxes	(69.4)	(78.1)
Consolidated net income	117.2	140.0
Less: Net income attributable to noncontrolling interest	(3.2)	(3.5)
Net income attributable to Equifax	$114.0	$136.5
Basic earnings per common share	$0.90	$1.06
Weighted-average shares used in computing basic earnings per share	126.3	129.3
Diluted earnings per common share	$0.89	$1.04
Weighted-average shares used in computing diluted earnings per share	127.6	131.8
Dividends per common share	$0.08	$0.08

EQUIFAX

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(In millions, except par values)	2009	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$63.6	$58.2
Trade accounts receivable, net of allowance for doubtful accounts of $15.2 and $14.5 at June 30, 2009 and December 31, 2008, respectively	254.4	253.4
Prepaid expenses	33.4	22.9
Other current assets	19.4	19.3
Total current assets	370.8	353.8
Property and equipment:
Capitalized internal-use software and system costs	295.2	313.9
Data processing equipment and furniture	173.9	176.6
Land, buildings and improvements	160.8	124.0
Total property and equipment	629.9	614.5
Less accumulated depreciation and amortization	(313.9)	(328.2)
Total property and equipment, net	316.0	286.3
Goodwill	1,803.6	1,760.0
Indefinite-lived intangible assets	95.2	95.1
Purchased intangible assets, net	643.3	682.2
Other assets, net	86.9	82.9
Total assets	$3,315.8	$3,260.3

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities	$333.7	$31.9
Capital lease obligation	29.0	—
Accounts payable	31.0	29.9
Accrued expenses	50.1	57.6
Accrued salaries and bonuses	38.9	54.2
Deferred revenue	62.3	65.7
Other current liabilities	70.3	78.7
Total current liabilities	615.3	318.0
Long-term debt	791.3	1,187.4
Deferred income tax liabilities, net	226.4	215.3
Long-term pension and other postretirement benefit liabilities	143.0	166.0
Other long-term liabilities	52.3	50.1
Total liabilities	1,828.3	1,936.8
Equifax shareholders’ equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 189.3 and 189.2 at June 30, 2009 and December 31, 2008, respectively; Outstanding shares - 126.4 and 126.3 at June 30, 2009 and December 31, 2008, respectively	236.6	236.5
Paid-in capital	1,084.0	1,075.2
Retained earnings	2,384.7	2,281.0
Accumulated other comprehensive loss	(333.2)	(390.6)
Treasury stock, at cost, 60.2 shares and 59.7 shares at June 30, 2009 and December 31, 2008, respectively	(1,848.8)	(1,837.9)
Stock held by employee benefits trusts, at cost, 2.7 shares and 3.2 shares at June 30, 2009 and December 31, 2008, respectively	(47.5)	(51.8)
Total Equifax shareholders’ equity	1,475.8	1,312.4
Noncontrolling interest	11.7	11.1
Total equity	1,487.5	1,323.5
Total liabilities and equity	$3,315.8	$3,260.3

EQUIFAX

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,
(In millions)	2009	2008
	(Unaudited)
Operating activities:
Consolidated net income	$117.2	$140.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	77.3	75.9
Stock-based compensation expense	9.8	11.0
Tax effects of stock-based compensation plans	0.1	2.5
Excess tax benefits from stock-based compensation plans	(0.5)	(1.6)
Deferred income taxes	6.7	(13.5)
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	6.4	(8.3)
Prepaid expenses and other current assets	(10.2)	(2.5)
Other assets	(5.5)	(3.1)
Current liabilities, excluding debt	(42.2)	(16.9)
Other long-term liabilities, excluding debt	(13.5)	6.1
Cash provided by operating activities	145.6	189.6

Investing activities:
Capital expenditures	(34.0)	(58.4)
Investment in unconsolidated affiliates	1.5	(4.4)
Acquisitions, net of cash acquired	—	(11.0)
Cash used in investing activities	(32.5)	(73.8)

Financing activities:
Net short-term borrowings (repayments)	282.4	(94.9)
Net (repayments) borrowings under long-term revolving credit facilities	(370.0)	50.0
Proceeds from issuance of long-term debt	—	2.2
Payments on long-term debt	(6.5)	(3.1)
Treasury stock purchases	(9.1)	(81.1)
Dividends paid to Equifax shareholders	(10.1)	(10.3)
Dividends paid to noncontrolling interests	(2.5)	(2.8)
Proceeds from exercise of stock options	4.8	13.5
Excess tax benefits from stock-based compensation plans	0.5	1.6
Other	(0.5)	(0.5)
Cash used in financing activities	(111.0)	(125.4)
Effect of foreign currency exchange rates on cash and cash equivalents	3.3	0.6
Increase (decrease) in cash and cash equivalents	5.4	(9.0)
Cash and cash equivalents, beginning of period	58.2	81.6
Cash and cash equivalents, end of period	$63.6	$72.6

Common Questions & Answers (Unaudited)

(Dollars in millions)

1.     Can you provide a further analysis of operating revenue and operating income by operating segment?

Operating revenue and operating income consist of the following components:

	Three Months Ended June 30,
					Local Currency
(in millions)	2009	2008	$ Change	% Change	% Change*
Operating revenue:
Online Consumer Information Solutions	$134.8	$151.4	$(16.6)	-11%
Mortgage Reporting Solutions	28.6	17.9	10.7	60%
Credit Marketing Services	27.4	35.7	(8.3)	-23%
Direct Marketing Services	20.2	23.6	(3.4)	-15%
Total U.S. Consumer Information Solutions	211.0	228.6	(17.6)	-8%
Europe	33.0	46.4	(13.4)	-29%	-12%
Latin America	47.0	61.1	(14.1)	-23%	-8%
Canada Consumer	25.2	30.0	(4.8)	-16%	-3%
Total International	105.2	137.5	(32.3)	-24%	-8%
The Work Number	39.0	31.7	7.3	23%
Tax and Talent Management Services	47.0	45.0	2.0	4%
Total TALX	86.0	76.7	9.3	12%
North America Personal Solutions	37.5	41.5	(4.0)	-10%
North America Commercial Solutions	15.7	17.6	(1.9)	-11%	-5%
Total operating revenue	$455.4	$501.9	$(46.5)	-9%	-5%

	Six Months Ended June 30,
					Local Currency
(in millions)	2009	2008	$ Change	% Change	% Change*
Operating revenue:
Online Consumer Information Solutions	$272.0	$308.2	$(36.2)	-12%
Mortgage Reporting Solutions	54.0	35.3	18.7	53%
Credit Marketing Services	54.7	71.2	(16.5)	-23%
Direct Marketing Services	40.3	47.1	(6.8)	-14%
Total U.S. Consumer Information Solutions	421.0	461.8	(40.8)	-9%
Europe	66.0	94.2	(28.2)	-30%	-10%
Latin America	93.0	114.3	(21.3)	-19%	-1%
Canada Consumer	47.0	58.9	(11.9)	-20%	-5%
Total International	206.0	267.4	(61.4)	-23%	-5%
The Work Number	79.6	68.0	11.6	17%
Tax and Talent Management Services	94.3	88.3	6.0	7%
Total TALX	173.9	156.3	17.6	11%
North America Personal Solutions	75.9	84.6	(8.7)	-10%
North America Commercial Solutions	31.5	34.9	(3.4)	-9%	-3%
Total operating revenue	$908.3	$1,005.0	$(96.7)	-10%	-5%

	Three Months Ended June 30,
		Operating		Operating
(in millions)	2009	Margin	2008	Margin	$ Change	% Change
Operating income:
U.S. Consumer Information Solutions	$74.3	35.2%	$86.9	38.0%	$(12.6)	-14%
International	26.6	25.3%	42.0	30.6%	(15.4)	-37%
TALX	20.0	23.2%	13.6	17.7%	6.4	47%
North America Personal Solutions	8.0	21.5%	10.4	25.1%	(2.4)	-23%
North America Commercial Solutions	2.4	15.4%	2.8	16.0%	(0.4)	-14%
General Corporate Expense	(24.1)	nm	(28.0)	nm	3.9	14%
Total operating income	$107.2	23.5%	$127.7	25.4%	$(20.5)	-16%

	Six Months Ended June 30,
		Operating		Operating
(in millions)	2009	Margin	2008	Margin	$ Change	% Change
Operating income:
U.S. Consumer Information Solutions	$149.8	35.6%	$177.0	38.3%	$(27.2)	-15%
International	55.5	26.9%	81.6	30.5%	(26.1)	-32%
TALX	38.8	22.3%	26.3	16.8%	12.5	47%
North America Personal Solutions	14.0	18.4%	21.5	25.4%	(7.5)	-35%
North America Commercial Solutions	4.7	14.9%	5.4	15.6%	(0.7)	-14%
General Corporate Expense	(52.9)	nm	(57.9)	nm	5.0	9%
Total operating income	$209.9	23.1%	$253.9	25.3%	$(44.0)	-17%

nm - not meaningful

* Reflects percentage change in revenue conforming 2009 results using 2008 exchange rates.

Common Questions & Answers (Unaudited)

(Dollars in millions)

2.     Can you provide the percentage change in revenue from the first quarter of 2009 in U.S. dollars and local currency?

	U.S. Dollars	Local Currency
	% Change	% Change*
Operating revenue:
U.S. Consumer Information Solutions	0%
International	4%	-2%
TALX	-2%
North America Personal Solutions	-3%
North America Commercial Solutions	-1%	-3%
Total operating revenue	1%	-1%

* Reflects percentage change in revenue conforming Q2 2009 results using Q1 2009 exchange rates.

3.     What drove the fluctuation in the effective tax rate?

Our effective income tax rate was 36.1% for the three months ended June 30, 2009, up from 34.8% for the same period in 2008, due primarily to a favorable discrete item recorded during 2008 related to our foreign tax credit utilization.  The effective tax rate was 37.2% for the six months ended June 30, 2009, up from 35.8% for the same period in 2008, due primarily to the item discussed above and an unfavorable discrete item recorded during the first quarter of 2009 related to the effect of a change in California state income taxes on our deferred tax liabilities.

4.     Can you provide depreciation and amortization by segment?

Depreciation and amortization are as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
U.S. Consumer Information Solutions	$12.0	$11.3	$23.7	$22.6
International	5.8	6.1	11.1	12.2
TALX	15.4	15.4	30.9	31.1
North America Personal Solutions	1.1	0.7	2.2	1.4
North America Commercial Solutions	1.4	1.5	2.8	2.8
General Corporate Expense	3.4	3.0	6.6	5.8
Total depreciation and amortization	$39.1	$38.0	$77.3	$75.9

5.     What was the currency impact on the foreign operations?

The U.S. dollar impact on operating revenue and operating income is as follows:

	Three Months Ended June 30, 2009
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada Consumer	$(4.0)	-13%	$(1.6)	-13%
Canada Commercial	(0.9)	-13%	(0.4)	-14%
Europe	(7.9)	-17%	(1.4)	-14%
Latin America	(9.2)	-15%	(2.3)	-11%
	$(22.0)	-4%	$(5.7)	-4%

	Six Months Ended June 30, 2009
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada Consumer	$(9.1)	-15%	$(3.6)	-15%
Canada Commercial	(2.1)	-16%	(0.9)	-17%
Europe	(18.6)	-20%	(3.6)	-18%
Latin America	(20.3)	-18%	(5.9)	-16%
	$(50.1)	-5%	$(14.0)	-6%

6.     2008 expense reclassification

Certain prior year amounts have been reclassified to conform to current year presentation.  $3.4 million and $6.8 million of selling, general and administrative expense for the three and six months ended June 30, 2008, respectively, have been reclassified to cost of services.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)

(Dollars in millions, except per share amounts)

A.    Reconciliation of net income attributable to Equifax to diluted EPS, adjusted for acquisition-related amortization expense and restructuring charge:

	Three Months Ended
	June 30,
	2009	2008	$ Change	% Change

Net income attributable to Equifax	$59.6	$70.8	$(11.2)	-16%
Acquisition-related amortization expense, net of tax	13.5	13.6	(0.1)	-1%
Net income attributable to Equifax, adjusted for acquisition-related amortization expense	$73.1	$84.4	$(11.3)	-13%
Diluted EPS, adjusted for acquisition-related amortization expense	$0.57	$0.64	$(0.07)	-11%
Weighted-average shares used in computing diluted EPS	127.8	131.5

	Six Months Ended
	June 30,
	2009	2008	$ Change	% Change

Net income attributable to Equifax	$114.0	$136.5	$(22.5)	-16%
Restructuring charge, net of tax (1)	5.4	—	5.4	nm
Net income attributable to Equifax, adjusted for restructuring charge	119.4	136.5	(17.1)	-13%
Acquisition-related amortization expense, net of tax	27.0	27.2	(0.2)	-1%
Net income attributable to Equifax, adjusted for acquisition-related amortization expense and restructuring charge	$146.4	$163.7	$(17.3)	-11%
Diluted EPS, adjusted for acquisition-related amortization expense and restructuring charge	$1.15	$1.24	$(0.09)	-8%
Weighted-average shares used in computing diluted EPS	127.6	131.8

B.    Reconciliation of operating income to adjusted operating income, excluding restructuring charge, and presentation of adjusted operating margin:

	Three Months Ended
	June 30,	March 31,
	2009	2009	$ Change	% Change

Revenue	$455.4	$452.9	$2.5	1%
Operating income	$107.2	$102.7	$4.5	4%
Restructuring charge (1)	—	8.4	(8.4)	nm
Adjusted operating income, excluding restructuring charge	$107.2	$111.1	$(3.9)	-3%
Adjusted operating margin	23.5%	24.5%

nm - not meaningful

(1) Restructuring charge primarily represents severance expense of $8.4 million included in general corporate expense which is reflected in selling, general and administrative expenses on our Consolidated Statements of Income.  See the Notes to this reconciliation for additional detail.

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Restructuring Charge – During the first quarter of 2009, the company recorded an $8.4 million, pretax, ($5.4 million, net of tax) restructuring charge primarily related to severance expense in selling, general and administrative expenses on our Consolidated Statements of Income.  Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the six months ended June 30, 2009, as compared to the same period in 2008, since a charge of such a material amount is not comparable to similar activity in the prior year.  This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Adjusted operating income and operating margin, excluding restructuring charge - Management believes excluding the restructuring charge from the calculation of operating income and margin, on a non-GAAP basis, is useful because management excludes items that are not comparable when measuring operating profitability, evaluating performance trends, and setting performance objectives, and it allows investors to evaluate our performance for different periods on a more comparable basis by excluding items that impact comparability.

Diluted EPS, adjusted for acquisition-related amortization expense and restructuring charge - We calculate this financial measure by excluding acquisition-related amortization expense and the restructuring charge, both net of tax, from the determination of net income in the calculation of diluted EPS. This financial measure is not prepared in conformity with GAAP.  Management believes that this measure is useful because management excludes acquisition-related amortization expense and other items that are not comparable when measuring operating profitability, evaluating performance trends, and setting performance objectives, and it allows investors to evaluate our performance for different periods on a more comparable basis by excluding items that relate to acquisition-related intangible assets and items that impact comparability.